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                                                                    EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of WAXS INC. and to the incorporation by reference therein of our report dated October 15, 1997, with respect to the consolidated financial statements of Telco Systems, Inc. included in the Current Report on Form 8-K filed by World Access, Inc. on September 9, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed by World Access, Inc. on September 25, 1998, both filed with the Securities and Exchange Commission.
                                                 /s/ ERNST & YOUNG LLP

Boston, Massachusetts
October 1, 1998